CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated May 17, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Prestige Brands Holding, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2012. We also consent to the reference to us under the heading in such Registration Statement. “Experts”

PricewaterhouseCoopers LLP

Salt Lake City, UT

July 2, 2012